EXHIBIT 21.1

SUBSIDIARIES OF NATIONAL MENTOR
HOLDINGS, INC.

1.	National Mentor, Inc. (Delaware)
2.	National Mentor, LLC (Delaware)
3.	National Mentor Services, LLC (Delaware)
4.	Family Advocacy Services, LLC (Delaware)
5.	National Mentor Services, Inc. (Delaware)
6.	Mentor Management, Inc. (Delaware)
7.	National Mentor Healthcare, LLC (Delaware)
8.	Carolina Behavioral Services, LLC (Delaware)
9.	Center for Comprehensive Services, Inc. (Illinois)
10.	Illinois Mentor, Inc. (Illinois)
11.	Rehabilitation Achievement Center, Inc. (Illinois)
12.	Massachusetts Mentor, Inc. (Massachusetts)
13.	Loyd’s Liberty Homes, Inc. (California)
14.	Unlimited Quest, Inc. (California)
15.	First Step Independent Living Program, Inc. (California)
16.	Horrigan Cole Enterprises, Inc. (California)
17.	Ohio Mentor, Inc. (Ohio)
18.	South Carolina Mentor, Inc. (South Carolina)
19.	Mentor Maryland, Inc. (Maryland)
20.	Cornerstone Living Skills, Inc. (California)
21.	REM, Inc. (Minnesota)
22.	REM Arizona, Inc. (Arizona)
23.	REM Arizona Rehabilitation, Inc. (Arizona)
24.	REM Arrowhead, Inc. (Minnesota)
25.	REM Atlantic, Inc. (Iowa)
26.	REM Central Lakes, Inc. (Minnesota)
27.	REM Colorado, Inc. (Colorado)
28.	REM Community Payroll Services, LLC (Minnesota)
29.	REM Community Options, Inc. (West Virginia)
30.	REM Connecticut Community Services, Inc. (Connecticut)
31.	REM Consulting & Services, Inc. (Minnesota)
32.	REM Consulting of Ohio, Inc. (Ohio)
33.	REM Council Bluffs, Inc. (Minnesota)
34.	REM Developmental Services, Inc. (Iowa)
35.	REM Health, Inc. (Minnesota)
36.	REM Health of Iowa, Inc. (Iowa)
37.	REM Health of Nebraska, LLC (Delaware)
38.	REM Health of Wisconsin, Inc. (Wisconsin)
39.	REM Health of Wisconsin II, Inc. (Wisconsin)
40.	REM Heartland, Inc. (Minnesota)
41.	REM Hennepin, Inc. (Minnesota)
42.	REM Home Health, Inc. (Minnesota)
43.	REM Indiana, Inc. (Indiana)
44.	REM Indiana Community Services, Inc. (Indiana)
45.	REM Indiana Community Services II, Inc. (Indiana)
46.	REM Iowa Community Services, Inc. (Iowa)
47.	REM Iowa, Inc. (Iowa)
48.	REM Leadway, Inc. (Minnesota)

49.	REM Management, Inc. (Minnesota)
50.	REM Maryland, Inc. (Maryland)
51.	REM Minnesota Community Services, Inc. (Minnesota)
52.	REM Minnesota, Inc. (Minnesota)
53.	REM Nevada, Inc. (Nevada)
54.	REM New Jersey, Inc. (New Jersey)
55.	REM North Dakota, Inc. (North Dakota)
56.	REM North Star, Inc. (Minnesota)
57.	REM Ohio, Inc. (Ohio)
58.	REM Ohio Waivered Services, Inc. (Ohio)
59.	REM Oklahoma Community Services, Inc. (Oklahoma)
60.	REM Pennsylvania Community Services, Inc. (Pennsylvania)
61.	REM Ramsey, Inc. (Minnesota)
62.	REM River Bluffs, Inc. (Minnesota)
63.	REM SILS of Iowa, Inc. (Iowa)
64.	REM South Central Services, Inc. (Minnesota)
65.	REM Southwest Services, Inc. (Minnesota)
66.	REM Utah, Inc. (Utah)
67.	REM West Virginia, Inc. (West Virginia)
68.	REM Wisconsin, Inc. (Wisconsin)
69.	REM Wisconsin II, Inc. (Wisconsin)
70.	REM Wisconsin III, Inc. (Wisconsin)
71.	REM Woodvale, Inc. (Minnesota)
72.	REM New Jersey Properties, Inc. (New Jersey)
73.	Community Care Indemnity Company (Vermont)